UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported) November 28, 2003

             (Exact name of registrant as specified in its charter)
                                DST Systems, Inc.

           (State or other        (Commission          (I.R.S. Employer
             jurisdiction         File Number)        Identification No.)
           of incorporation)

                Delaware            1-14036               43-1581814

                333 West 11th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (816) 435-1000

                                 Not Applicable
         (Former name or former address, if changed since last report.)

                                    FORM 8-K
                                DST SYSTEMS, INC.

Item 5  OTHER EVENTS

See attached to this Form 8-K a News Release dated November 28, 2003 concerning the approval by DST Systems, Inc. ("DST") shareholders of a share exchange agreement among DST, DST Output Marketing Services, Inc. and Janus Capital Group Inc.

ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.
                  Exhibit No.       Description of Document
                  99.1              News Release dated November 28, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DST Systems, Inc.


                           /s/ Randall D. Young
                           Vice President, General Counsel and Secretary

Date: December 1, 2003

                                                            Exhibit 99.1

        DST SYSTEMS, INC. SHAREHOLDERS APPROVE SHARE EXCHANGE AGREEMENT

KANSAS CITY, MO (November 28, 2003) - At today's special shareholder meeting, DST Systems, Inc. ("DST") (NYSE: DST) shareholders approved the previously announced Share Exchange Agreement, dated August 25, 2003 by and among DST, DST Output Marketing Services, Inc. and Janus Capital Group Inc.


                                                      * * * *

The information and comments above may include forward-looking statements respecting DST and its businesses. Such information and comments are based on DST's views as of today, and actual results could differ. There could be a number of factors affecting future results, including those set forth in Form 8-K/A dated March 17, 2003 filed by DST with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking comment. The Company will not update any forward-looking statements in this press release to reflect future events.